Exhibit 1.01
Mercury Systems, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2024
This conflict minerals report for the year ended December 31, 2024, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended. This report has been prepared based on Rule 13p-1 as further clarified by the Securities and Exchange Commission (“SEC”) guidance issued on April 7, 2017, in its Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule. References in this report to “DRC” are to the Democratic Republic of the Congo and its nine adjoining countries (Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia). References in this report to “conflict minerals” are to cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which based on regulations from the SEC are limited to tin, tantalum, tungsten, and gold (“3TG”).
Our Products
Mercury Systems, Inc. (collectively with its subsidiaries, “we,” “us,” or “our”) is a technology company that delivers mission-critical processing power to the edge to solve the most pressing aerospace and defense challenges.
Combining technologies and expertise developed for more than 40 years, the Mercury Processing Platform offers customers a unique advantage to unleash breakthrough capabilities. It spans the full breadth of signal processing—from RF front end to the human-machine interface—to rapidly convert meaningful data, gathered in the most remote and hostile environments, into critical decisions. The Processing Platform allows us to offer standard products and custom integrated solutions from silicon to system scale, including components, modules, subsystems, and systems.
Our products and integrated solutions are deployed in more than 300 programs and across 35 countries. We are headquartered in Andover, Massachusetts, and have more than 20 locations worldwide.
During calendar year 2024, we manufactured and sold products as well as provided software and services. Manufacturing operations include manufacturing at our own facilities and by contract manufacturers using our design specifications. We provide products in the fields of radio frequency, analog-to-digital and digital to analog conversion, advanced multi- and many-core sensor processing systems, embedded security, digital storage, and digital radio frequency memory solutions, software defined communications capabilities, and advanced security technologies and capabilities. Examples of our products include:
•Components. Components represent the basic building blocks of an electronic system. They generally perform a single function such as switching, storing or converting electronic signals. Some examples include power amplifiers and limiters, switches, oscillators, filters, equalizers, digital and analog converters, chips, MMICs (monolithic microwave integrated circuits) and memory and storage devices.

•Modules and Subassemblies. Modules and sub-assemblies combine multiple components to serve a range of complex functions, including processing, networking and graphics display. Typically delivered as computer boards or other packaging, modules and sub-assemblies are usually designed using open standards to provide interoperability when integrated in a subsystem. Examples of modules and sub-assemblies include embedded processing boards, switched fabrics and boards for high-speed input/output, digital receivers, graphics and video, along with multi-chip modules. Additional examples include integrated radio frequency and microwave multi-function assemblies and radio frequency tuners and transceivers.

•Integrated Solutions. Integrated solutions bring components, modules and/or sub-assemblies into one system, enabled with software. Subsystems are typically, but not always, integrated within an open standards-based chassis and often feature interconnect technologies to enable communication between disparate systems. Spares and replacement modules and sub-assemblies are provided for use with subsystems sold by us. Our subsystems are deployed in sensor processing, aviation and mission computing and C4I applications.
3TG are essential to the functionality of most electronic devices and their use is extensive in the electronics industry. Examples of the use of 3TG in electronics include tin solder for joining circuits; tantalum in capacitors; tungsten in metal wires, electrodes, and electrical contacts; and gold in electric plating and circuit boards.
We performed a review of our products considering the SEC’s conflict minerals regulations and the vendors supplying the components and materials incorporated into our products. Components and connectors incorporated into our products could contain conflict minerals as defined by the SEC, regardless of the country of origin of those minerals.
Our Calendar Year 2024 Reasonable Country of Origin Inquiry and Supply Chain Due Diligence
We do not engage in the extraction, transportation, handling, trading, processing, smelting, refining, or alloying of 3TG. We do not acquire 3TG directly from any mine, smelter, or refiner, regardless of country of origin, and therefore have limited influence over them. We believe that we are many layers removed in the supply chain from the extraction and smelting of 3TG. To the extent that 3TG may be incorporated into our products, they are acquired through our supply chain in the form of components, connectors, solder, and other materials that we or our contract manufacturers incorporate into our finished products. We designed our conflict minerals reasonable country of origin inquiry and supply chain due diligence around our product manufacturing supply chain. We defined the scope of our conflict minerals inquiry by identifying and contacting the suppliers on our approved vendor list that provide components or other materials that may contain 3TG. We rely upon our suppliers to provide information on the origin of the 3TG contained in materials supplied to us, including sources of 3TG that are supplied to them from sub-tier suppliers. We expect our suppliers to provide us with sourcing information per our conflict minerals policy.
In general, we encountered the following challenges in obtaining responses from our suppliers:
•we are dependent on information received from our direct suppliers to conduct our reasonable country of origin inquiry process; and
•we have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to Rule 13p-1 of the Securities Exchange Act of 1934, as amended.
Our Approved Vendor List
A total of 820 tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and which were contacted as part of our reasonable country of origin inquiry. In many cases, for a given component in one of our products, we have multiple vendors as a source for that component and each of those vendors is listed on our approved vendor list (“AVL”). Our procedures for adding a vendor to our AVL include a review of the vendor’s conflict minerals reporting as part of the approval process.
Our Conflict Minerals Policy Statement and Supplier Outreach
Our conflict minerals policy statement is posted on our corporate website, www.mrcy.com, under the heading “Company,” then “Environmental, Social and Governance,” and then “Responsible

Sourcing.” Our conflict minerals due diligence process included the development of a conflict minerals policy, establishment of a cross-functional team, engagement of a third-party vendor to conduct supply chain due diligence, communication with suppliers, gathering compliance data, and measuring and internally reporting our due diligence progress. We distributed supplier notices summarizing our conflict minerals policy to the suppliers on our AVL. For our calendar year 2024 Reasonable Country of Origin Inquiry (“RCOI”), we engaged Source Intelligence to enhance our conflict minerals compliance program.
The suppliers on our AVL were included in the RCOI performed by Source Intelligence. Prior to being asked to provide conflict minerals data, suppliers were asked a series of questions to determine whether the products they supply to us contain 3TG which is necessary to the functionality or production of our products. This information was used to determine which suppliers were in scope for regulatory purposes and thus asked to provide additional conflict minerals information.
We engaged with Source Intelligence to develop a list of suppliers determined to be in-scope for regulatory purposes based on our influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture definitions in SEC Rule 13p-1) and potential use of 3TG. Source Intelligence contacted our suppliers to collect information about the presence and sourcing of the 3TG used in the products and components supplied to us. This program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”). Suppliers were offered two options to submit the required information, either by uploading the CMRT in Excel format or by completing an online survey version of this template directly in the Source Intelligence platform.
Source Intelligence sent an email to suppliers containing a registration and survey request link for the on-line data collection platform. Following the initial introductions to the program and information request, one email reminder was sent to each non-responsive supplier requesting survey completion. In recognition that the information requested can take time to collect and aggregate, suppliers were given a final deadline of March 31, 2025, to provide information about the metal processors present in their supply chains for the calendar 2024 reporting year. Suppliers were asked to provide information regarding the sourcing of their materials with the goal of identifying the 3TG smelters or refiners and associated mine countries of origin. Suppliers who had already performed a RCOI using the CMRT were asked to upload this document into the Source Intelligence system or to provide this information in the online survey version. We chose to give our suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers were requested to provide an electronic signature before submitting their data to verify that all answers submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data. Source Intelligence evaluated the supplier responses for plausibility, consistency, and gaps. If any of the following quality control flags were raised, suppliers were automatically contacted by Source Intelligence on a bi-weekly basis up to three times:
•one or more smelters or refiners were listed for an unused metal;
•smelter or refiner information was not provided for a used metal, or such information provided was not a verified metal processor;
•the supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries, but none of the smelters or refiners listed are known to source from the region;
•the supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;
•the supplier indicated they have not identified all of the smelters or refiners used for the products included in the declaration scope;
•the supplier indicated they have not provided all applicable smelter or refiner information received; and

•the supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more smelters or refiners listed are not known to be exclusive recyclers.
For supply chains with smelters or refiners that are known or thought to be sourcing from the Democratic Republic of the Congo or adjoining countries, additional investigation was conducted to determine the source and chain-of-custody of the regulated metals. Source Intelligence relies on the following internationally accepted audit standards to determine which smelters or refiners are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (“RMAP”); the London Bullion Market Association Good Delivery Program (“LBMA”); and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”). Source Intelligence is an official vendor member of the Responsible Minerals Initiative (“RMI”) to further facilitate the exchange of supply chain data and technical information to support the ethical sourcing of materials.
If the smelter or refiner is not certified by these internationally recognized standards, Source Intelligence attempts to contact them to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes they undertake to track the chain-of-custody on the source of their mineral ores. Relevant information reviewed includes whether the smelter or refiner has a documented, effective, and communicated conflict-free policy; an accounting system to support a mass balance of materials processed; and traceability documentation. Source Intelligence also performs internet research to determine whether there are any outside sources of information regarding the smelter or refiners sourcing practices. Source Intelligence attempts up to three contacts to smelters or refiners to gather information on mine country of origin and sourcing practices.
A total of 820 tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process. We received responses from less than 100% of these suppliers. Of the responding suppliers, 50% indicated one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to us.
Below is an aggregated list of the 89 countries of origin from which the reported facilities collectively sourced conflict minerals, based on information provided by suppliers and RMI. Many responses were provided at the company-level, therefore, this list may contain more countries than those that our products were sourced from.

Angola	Estonia	Madagascar	Slovakia
Argentina	Ethiopia	Malaysia	South Africa
Armenia	Finland	Mali	South Sudan
Australia	France	Mexico	Spain
Austria	Germany	Mongolia	Suriname
Belarus	Ghana	Morocco	Sweden
Belgium	Guinea	Mozambique	Switzerland
Bermuda	Guyana	Myanmar	Taiwan
Bolivia	Hong Kong	Namibia	Tajikistan
Brazil	Hungary	Netherlands	Tanzania
Burundi	India	New Zealand	Thailand
Cambodia	Indonesia	Niger	Turkey
Canada	Ireland	Nigeria	Uganda
Central African Republic	Israel	Papua New Guinea	United Arab Emirates
Chile	Italy	Peru	United Kingdom

China	Japan	Philippines	United States
Colombia	Jersey	Poland	Uzbekistan
Democratic Republic of the Congo	Kazakhstan	Portugal	Vietnam
Cote D’Ivoire	Kenya	Russian Federation	Zambia
Czechia	Republic of Korea	Rwanda	Zimbabwe
Djibouti	Kyrgyzstan	Saudi Arabia
Ecuador	Laos	Sierra Leone
Egypt	Luxembourg	Singapore
We did not conclude that any of our products were “DRC conflict free” per the meaning of that term in the conflict minerals regulations promulgated by the SEC. Appendix A to this report contains each unique smelter-metal combination reported to be in our supply chain with additional information from the Source Intelligence smelter database, including metal, smelter name, smelter country, and conflict-free certifications.
Steps To Be Taken To Mitigate Risk Through Enhanced Due Diligence Efforts
We will continue to take the following steps to improve our due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC and its adjoining countries:
•continue to include a conflict minerals flow-down clause in new or renewed supplier contracts;
•continue robust engagement with suppliers and direct them to training resources designed to increase the response rate and improve the content and accuracy of the supplier survey responses; and
•further refine and improve best practices while continuing to build leverage over our supply chain in accordance with the OECD Guidance.
We have a means for the anonymous reporting of any concerns about compliance, legal, and ethical matters. Any employee, supplier, customer, shareholder, or other interested party can submit a concern regarding our conflict minerals process via the following anonymous methods:
•by telephone voicemail at 866-277-5739; or
•by submitting a complaint via the internet at www.whistleblowerservices.com/mrcy.
Independent Audit
Pursuant to SEC regulations, this report is not subject to an independent private sector audit.

Appendix A
Certification Status:
1. Responsible Minerals Assurance Process: Responsible Minerals Initiative (RMI)
•RMAP: The smelter has an active certification or is in the process of renewing their certification.
•RMAP-Active: The smelter is actively moving through the certification process.
•TICMC-Progressing: Tungsten smelters that have committed to obtain a RMAP certification within 2 years of membership with the Tungsten Industry-Conflict Minerals Committee (TI-CMC).
2. Responsible Gold Certificate: London Bullion Market Association (LBMA)
•LBMA: The smelter has obtained a Responsible Gold Certification.
3. Chain of Custody Certificate: Responsible Jewellery Council (RJC)
•RJC: The smelter has obtained a Chain-of-Custody Certification.
The smelters listed in the table were identified by the suppliers as being part of our calendar year 2024 supply chain. Some of the suppliers may have reported to us smelters that were not in our supply chain (i) since they reported at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us, or (ii) due to over-inclusiveness in the information received from their suppliers. In addition, the smelters reflected below may not be all of the smelters in our 2024 supply chain, since many of the suppliers were unable to identify all of the smelters used to process the necessary 3TG content contained in our products and because not all of the suppliers responded to our inquiries.

Metal	Official Smelter Name	Smelter Country	Conflict-Free Certifications
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	RJC, RMAP - Active
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	8853 S.p.A.	ITALY	RJC
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	Inca One (Chala One Plant)	PERU
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	LBMA, RMAP
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Inca One (Koricancha Plant)	PERU
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	RMAP
Gold	Solar Applied Materials Technology Corp.	TAIWAN	LBMA, RMAP
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	RJC, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Advanced Chemical Company	UNITED STATES	RMAP
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	LBMA, RJC, RMAP

Gold	Metalor Technologies S.A.	SWITZERLAND	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	UNITED STATES	LBMA, RJC, RMAP
Gold	Asahi Refining Canada Ltd.	CANADA	LBMA, RMAP
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	RMAP
Gold	NOBLE METAL SERVICES	UNITED STATES
Gold	Geib Refining Corporation	UNITED STATES
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	L'Orfebre S.A.	ANDORRA
Gold	Elite Industech Co., Ltd.	CHINA	RMAP
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	RJC
Gold	Pease & Curren	UNITED STATES
Gold	SAAMP	FRANCE	RJC
Gold	Agosi AG	GERMANY	LBMA, RJC, RMAP
Gold	Industrial Refining Company	BELGIUM
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	LBMA, RMAP
Gold	Sudan Gold Refinery	SUDAN
Gold	Mitsubishi Materials Corporation	JAPAN	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	LBMA, RMAP
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	LBMA, RMAP
Gold	Morris and Watson	NEW ZEALAND
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	LBMA, RMAP
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	LBMA, RMAP
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	T.C.A S.p.A	ITALY	LBMA, RMAP
Gold	African Gold Refinery	UGANDA
Gold	Argor-Heraeus S.A.	SWITZERLAND	LBMA, RJC, RMAP
Gold	ASAHI METALFINE, Inc.	JAPAN	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	JAPAN	RMAP
Gold	Bangalore Refinery	INDIA	RMAP - Active
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	LBMA, RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Aurubis AG	GERMANY	LBMA, RMAP
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Nihon Material Co., Ltd.	JAPAN	LBMA, RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	LBMA, RMAP

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	LBMA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	LBMA, RMAP
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	QG Refining, LLC	UNITED STATES
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	RMAP
Gold	Heimerle + Meule GmbH	GERMANY	LBMA, RJC, RMAP
Gold	Planta Recuperadora de Metales SpA	CHILE	RMAP
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	LBMA, RJC, RMAP
Gold	Boliden Ronnskar	SWEDEN	LBMA, RMAP
Gold	Heraeus Germany GmbH Co. KG	GERMANY	RMAP
Gold	Tokuriki Honten Co., Ltd.	JAPAN	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	LBMA, RMAP
Gold	K.A. Rasmussen	NORWAY
Gold	Torecom	KOREA, REPUBLIC OF
Gold	C. Hafner GmbH + Co. KG	GERMANY	LBMA, RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	RMAP
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Caridad	MEXICO
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	LBMA, RMAP
Gold	Cendres + Metaux S.A.	SWITZERLAND	RJC
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	LBMA, RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	MKS PAMP SA	SWITZERLAND	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	UNITED STATES	RMAP
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Chimet S.p.A.	ITALY	LBMA, RMAP
Gold	Valcambi S.A.	SWITZERLAND	LBMA, RJC, RMAP
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	LBMA, RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Chugai Mining	JAPAN	RMAP
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	LBMA, RMAP
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	LBMA, RMAP
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	LBMA, RMAP
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA	RMAP

Gold	Istanbul Gold Refinery	TURKEY	LBMA, RMAP
Gold	Italpreziosi	ITALY	RJC, RMAP
Gold	WIELAND Edelmetalle GmbH	GERMANY	RJC, RMAP
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN	LBMA, RMAP
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Gold Coast Refinery	GHANA
Gold	Sovereign Metals	INDIA
Gold	Jiangxi Copper Co., Ltd.	CHINA	LBMA, RMAP
Gold	PX Precinox S.A.	SWITZERLAND	LBMA, RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	LBMA
Gold	Yamakin Co., Ltd.	JAPAN	RMAP
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	LBMA, RMAP
Gold	NH Recytech Company	KOREA, REPUBLIC OF	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	RMAP
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	RMAP
Gold	Asahi Refining USA Inc.	UNITED STATES	LBMA, RMAP
Gold	Yokohama Metal Co., Ltd.	JAPAN	RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Kundan Care Products Ltd.	INDIA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Advanced Metals Corporation	JAPAN	LBMA, RMAP
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	LBMA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Kazzinc	KAZAKHSTAN	LBMA, RMAP
Gold	Royal Canadian Mint	CANADA	LBMA, RMAP
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA

Gold	REMONDIS PMR B.V.	NETHERLANDS	RMAP
Gold	Sai Refinery	INDIA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Safimet S.p.A	ITALY	RJC
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	SAFINA A.S.	CZECHIA	RMAP
Gold	Kennecott Utah Copper LLC	UNITED STATES	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	RMAP
Gold	Dowa	JAPAN	RMAP
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Alexy Metals	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Kojima Chemicals Co., Ltd.	JAPAN	RMAP
Gold	Abington Reldan Metals, LLC	UNITED STATES	RMAP
Gold	Metallix Refining Inc.	UNITED STATES
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	RMAP
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	LBMA, RMAP
Gold	MD Overseas	INDIA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	LBMA, RMAP
Gold	WEEEREFINING	FRANCE	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	RMAP
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	LBMA, RJC, RMAP
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	LBMA
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	RMAP
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	LBMA
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Dongwu Gold Group	CHINA	LBMA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	LBMA, RMAP
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Gold by Gold Colombia	COLOMBIA	RMAP
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	LBMA, RMAP
Gold	Coimpa Industrial LTDA	BRAZIL	RMAP
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	RJC
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	GG Refinery Ltd.	TANZANIA	RMAP
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	LBMA, RMAP
Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA	RMAP
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Materion	UNITED STATES	RMAP
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	RMAP
Tantalum	Mineracao Taboca S.A.	BRAZIL	RMAP
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN	RMAP
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	RMAP
Tantalum	NPM Silmet AS	ESTONIA	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	RMAP
Tantalum	TANIOBIS Co., Ltd.	THAILAND	RMAP
Tantalum	TANIOBIS GmbH	GERMANY	RMAP
Tantalum	Materion Newton Inc.	UNITED STATES	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	RMAP
Tantalum	Telex Metals	UNITED STATES	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	RMAP
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	RMAP
Tantalum	D Block Metals, LLC	UNITED STATES	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CHINA	RMAP
Tantalum	QuantumClean	UNITED STATES	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	RMAP
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	RMAP
Tantalum	KEMET de Mexico	MEXICO	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	RMAP

Tantalum	Taki Chemical Co., Ltd.	JAPAN	RMAP
Tantalum	5D Production OU	ESTONIA
Tantalum	F&X Electro-Materials Ltd.	CHINA	RMAP
Tantalum	AMG Brasil	BRAZIL	RMAP
Tantalum	FIR Metals & Resource Ltd.	CHINA	RMAP
Tantalum	PowerX Ltd.	RWANDA	RMAP
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	PT Mitra Graha Raya	INDONESIA
Tin	Melt Metais e Ligas S.A.	BRAZIL	RMAP - Active
Tin	Woodcross Smelting Company Limited	UGANDA	RMAP
Tin	Metallic Resources, Inc.	UNITED STATES	RMAP
Tin	Aurubis Beerse	BELGIUM	RMAP
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	RMAP
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	RMAP
Tin	PT Rajehan Ariq	INDONESIA	RMAP
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	RMAP
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Minsur	PERU	RMAP
Tin	Alpha Assembly Solutions Inc	UNITED STATES	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	RMAP
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	RMAP
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Thaisarco	THAILAND	RMAP
Tin	PT Bangka Serumpun	INDONESIA	RMAP
Tin	Pongpipat Company Limited	MYANMAR
Tin	Tin Technology & Refining	UNITED STATES	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA	RMAP
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	RMAP
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA	RMAP

Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	PT Aries Kencana Sejahtera	INDONESIA	RMAP
Tin	PT Artha Cipta Langgeng	INDONESIA	RMAP
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	RMAP
Tin	PT Babel Inti Perkasa	INDONESIA	RMAP
Tin	PT Babel Surya Alam Lestari	INDONESIA	RMAP
Tin	PT Bangka Prima Tin	INDONESIA	RMAP
Tin	PT Bangka Tin Industry	INDONESIA	RMAP
Tin	PT Belitung Industri Sejahtera	INDONESIA	RMAP
Tin	PT Bukit Timah	INDONESIA	RMAP
Tin	PT Cipta Persada Mulia	INDONESIA	RMAP
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	RMAP
Tin	CRM Synergies	SPAIN	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	RMAP
Tin	PT Mitra Stania Prima	INDONESIA	RMAP
Tin	PT Panca Mega Persada	INDONESIA
Tin	CV Ayi Jaya	INDONESIA	RMAP
Tin	PT Timah Nusantara	INDONESIA	RMAP
Tin	PT Prima Timah Utama	INDONESIA	RMAP
Tin	PT Refined Bangka Tin	INDONESIA	RMAP
Tin	PT Sariwiguna Binasentosa	INDONESIA	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	PT Premium Tin Indonesia	INDONESIA	RMAP
Tin	CV Venus Inti Perkasa	INDONESIA	RMAP
Tin	PT Stanindo Inti Perkasa	INDONESIA	RMAP
Tin	PT Sukses Inti Makmur	INDONESIA	RMAP
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Luna Smelter, Ltd.	RWANDA	RMAP
Tin	PT Timah Tbk Mentok	INDONESIA	RMAP
Tin	PT Timah Tbk Kundur	INDONESIA	RMAP
Tin	PT Tinindo Inter Nusa	INDONESIA	RMAP
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	RMAP
Tin	PT Mitra Sukses Globalindo	INDONESIA	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	RMAP
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	RMAP
Tin	Rui Da Hung	TAIWAN	RMAP
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL

Tin	PT Menara Cipta Mulia	INDONESIA	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Super Ligas	BRAZIL	RMAP
Tin	Aurubis Berango	SPAIN	RMAP
Tin	EM Vinto	BOLIVIA	RMAP
Tin	DS Myanmar	MYANMAR	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	RMAP
Tin	Estanho de Rondonia S.A.	BRAZIL	RMAP
Tin	Fenix Metals	POLAND	RMAP
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	RMAP
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	RMAP
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	RMAP
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	RMAP
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	RMAP
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	RMAP
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	RMAP
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Global Tungsten & Powders LLC	UNITED STATES	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	RMAP
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	RMAP
Tungsten	Niagara Refining LLC	UNITED STATES	RMAP
Tungsten	Masan High-Tech Materials	VIETNAM	RMAP
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	RMAP
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN	RMAP
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	RMAP
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Cronimet Brasil Ltda	BRAZIL	RMAP
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	RMAP
Tungsten	Kennametal Fallon	UNITED STATES	RMAP
Tungsten	Kennametal Huntsville	UNITED STATES	RMAP
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM	RMAP
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	RMAP
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN	RMAP
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	RMAP
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	RMAP - Active